EXHIBIT 99.1

News Release	News Release

Magnum Hunter Resources Announces

Mid-Year Total Proved Oil & Gas Reserves

Total Proved Reserves of 67.7 Million Barrels of Oil Equivalent

Proved Reserves Up 51% From Year-End 2011

Present Value (PV 10) Up 55% From Year-End 2011

HOUSTON, Texas — (Marketwire) — July 16, 2012 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC) (NYSE MKT: MHR.PRD) (“Magnum Hunter” or the “Company”) announced today a 51% increase in the quantity of the Company’s estimated total proved reserves at June 30, 2012 as compared to December 31, 2011. The present value of estimated future cash flows, before income taxes, of the Company’s estimated total proved reserves as of June 30, 2012, discounted at 10% (“PV-10”), also increased 55% to $957.9 million from $616.9 million, as compared to six months ago at year-end 2011.

Magnum Hunter’s total proved reserves increased by 22.8 million barrels of oil equivalent (“MMBoe”) to 67.7 million Boe (64% crude oil & ngl; 39% proved developed producing) as of June 30, 2012 as compared to 44.9 million Boe (48% crude oil & ngl; 51% proved developed producing) at December 31, 2011. This increase was driven primarily through organic growth/extensions (14.7 MMBoe), the recent Bakken acquisition (8.7 MMBoe) and the Eagle Operating acquisition (2.2 MMBoe).

The present value (PV-10) of the Company’s proved reserves at June 30, 2012 increased by $341.0 million or 55% to $957.9 million from $616.9 million at December 31, 2011. Under SEC guidelines, the commodity prices used in the June 30, 2012 and December 31, 2011 PV-10 estimates were based on the 12-month unweighted arithmetic average of the first day of the month price for the periods January 1, 2012 through June 30, 2012, and for the periods January 1, 2011 through December 31, 2011, respectively, adjusted by lease for transportation fees and regional price differentials. For crude oil and ngl volumes, the average West Texas Intermediate posted price of $95.67 per barrel at June 30, 2012, was down 0.5% from the average price of $96.19 per barrel at December 31, 2011. For natural gas volumes, the average price of the Henry Hub spot price of $3.13 per million British thermal units (“MMBTU”) at June 30, 2012 was down 24% from the average price of $4.11 per MMBTU at December 31, 2011. All prices were held constant throughout the estimated economic life of the properties.

1

The estimates of Magnum Hunter’s total proved reserves as of December 31, 2011 were prepared solely by the Company’s third-party engineering consultants, Cawley Gillespie & Associates, Inc. and AJM Deloitte. For the June 30, 2012 reserve review, Cawley Gillespie & Associates, Inc. prepared the Eagle Ford and Appalachia divisions proved reserve reports, and AJM Deloitte provided an audit of the Williston Basin proved reserves, which included Canada.

Note: PV-10 is a non-GAAP financial measure and should not be considered as an alternative to the standardized measure of discounted future net cash flows as defined under GAAP; see “Non-GAAP Measures: Reconciliation to Standardized Measure” below for the Company’s definition of PV-10 and a reconciliation to the standardized measure.

Resource Potential

The Company’s internal engineering team has also evaluated the resource potential of Magnum Hunter’s existing undeveloped mineral lease acreage position in the Company’s four unconventional shale plays. The estimate of the Company’s current resource potential is summarized by region as follows:

		Potential Locations		Unrisked Net
Area	Reservoir	Gross	Net	Reserves (MMBoe)
Eagle Ford Hunter	Eagle Ford	337	165	65
Williston Hunter	Bakken/TFS	3,049	824	252
Triad Hunter	Marcellus	362	307	243
MH Production	Devonian Shale	586	586	45
Total		4,334	1,882	605

Based upon this new evaluation, Magnum Hunter’s unrisked net resource potential has increased 23% from 493 MMBoe to 601 MMBoe, when compared to last year’s internally generated resource potential evaluation.

Magnum Hunter Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, “We are pleased to report another substantial increase in our proved reserves over just a six month time period. Management is marching forward in achieving our near term goal of 100 million barrels of total proven reserves for the benefit of our shareholders. The Williston Basin Division, due to recent acquisition efforts and continued drilling success, now represents 40% of our total proved reserves and crude oil has increased to 64% of our total proved reserve commodity mix. We believe the greater diversity of product type in our total proved reserves is especially prudent in today’s volatile commodity markets. The resource potential of our leasehold mineral acreage position is now almost ten times our proven reserves. As we continue to develop the Company’s four shale plays, the ability to book this significant potential upside resource as new proven reserves will accelerate.”

2

Non-GAAP Measures: Reconciliation to Standardized Measure

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release. PV-10 is the present value of the estimated future cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their “present value.” We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

The standardized measure of discounted future net cash flows relating to Magnum Hunter Resources total proved oil and gas reserves is as follows (in thousands):

As of June 30,
2012
Future cash inflows	$4,006,810
Future production costs	(1,257,817)
Future development costs	(696,836)
Future income tax expense	(448,608)
Future net cash flows	1,603,549
10% annual discount for estimated timing of cash flows	(911,746)
Standardized measure of discounted future net cash flows related to proved reserves	$691,803

Reconciliation of Non-GAAP Measure
PV-10	$957,873
Less: Income taxes
Undiscounted future income taxes	(448,608)
10% discount factor	182,537
Future discounted income taxes	(266,071)

Standardized measure of discounted future net cash flows	$691,802

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation is an independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is active in four of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale. Magnum Hunter Resources is based in Houston, Texas. For more information, visit www.magnumhunterresources.com.

3

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:

Gabe Scott

Vice President — Capital Markets and Corporate Development

ir@magnumhunterresources.com

(832) 203-4539

4